UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

NEWPAGE CORPORATION

Courthouse Plaza Northeast

Dayton, Ohio 45463

877.855.7243

State of Incorporation: Delaware

Commission File No.: 333-125952

IRS Employer Identification No.: 05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 5, 2006, Jerome F. Tatar resigned from the board of directors. We are not aware of any disagreement with the Registrant that resulted in Mr. Tatar’s resignation.

Also on April 5, 2006, the board of directors of the Registrant elected Robert M. Armstrong and David J. Prystash to fill open directorships. Messrs. Armstrong and Prystash were both appointed to the audit committee.

Information on the newly-elected board members is presented below.

Robert M. Armstrong is a member of the board of directors of NewPage Corporation and NewPage Holding Corporation. Mr. Armstrong was a private career consultant from 1998 to 2001. Mr. Armstrong was Director of Alumni Career Services for Harvard Business School from 1991 to 1997. Mr. Armstrong serves on the board of trustees of the Quant Funds, a group of publicly traded mutual funds sponsored by U.S. Boston Capital Corp.

David J. Prystash is a member of the board of directors of NewPage Corporation and NewPage Holding Corporation. Mr. Prystash has been Global Controller, Product Development at Ford Motor Company since June 2005. Prior to that he was Executive Director, Preowned and Remarketing Strategy at Ford since July 2003. Prior to that he served as Controller, North American Product Programs at Ford since August 2001. Prior to that he served as Director, Corporate Business Development at Ford since January 2000. Mr. Prystash also serves on the board of directors of Ballard Power Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE CORPORATION

Date: April 11, 2006	By:	/s/ Matthew L. Jesch
Matthew L. Jesch
Vice President and
Chief Financial Officer